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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, having an "Effective Date" of November 5, 2002, is by and between School Specialty, Inc. ("SSI"), a Wisconsin Corporation (the "Company") and Stephen R. Christiansen ("Employee").

                                    RECITALS

     The Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

1. Employment and Duties. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment as the President of the Specialty Companies and agrees to devote his full business time and efforts to the diligent and faithful performance of his duties hereunder under the direction of the CEO of the Company.

2. Term of Employment. Unless sooner terminated as hereinafter provided, the term of the Employee's employment hereunder shall commence with and only with the Effective Date of this agreement and shall continue until November 3, 2004, (the "term"). This Agreement may be terminated prior to the end of the Term in the manner provided herein. In the event that this agreement is not terminated pursuant to the terms of this Agreement, following the initial term as described above, said agreement shall extend for successive renewal terms of one (1) year each measured from the date of renewal, unless either party shall notify the other party of their desire to not renew the term of this agreement, with said notice to be made no later than ninety (90) days prior to the expiration of the initial term of this agreement or any then effective renewal term thereof.

3. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

     (a) Base Salary. Effective on the date hereof, the annual base salary payable to the Employee shall be Two Hundred Twenty-Five Thousand dollars ($225,000.00) per year or such greater amount as determined from time to time by the CEO of the Company (but not reviewed less frequently than on an annual basis), payable on a regular basis in accordance with the Company's standard payroll procedures, but not less than monthly. It is understood that the base salary is a minimum amount, and shall not be reduced during the term of this Agreement.

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     (b)  Special Payment. The Company also agrees to a one time special payment of $60,500 on the first payroll check in May 2003

     (c) Incentive Bonus. Employee shall be eligible to receive an incentive bonus based upon his participation in the Company's Corporate Plan I Bonus Program. Employee shall receive a minimum bonus of $75,000 for the Fiscal year 2003.

     (d) Perquisites, Benefits, and Other Compensation. During the initial term and any extensions thereof, Employee shall be entitled to receive all perquisites and benefits as are customarily provided by the Company to its executive employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other perquisites or benefits as may be specified from time to time by the Board of Directors or the Chief Executive Officer of the Company. The employee shall be entitled to four weeks of vacation each calendar year starting in 2003.

     (e) Stock Options. The Employee shall be granted a combination of options granted under the School Specialty Inc. Stock Incentive Plan Incentive Stock Option Agreement ("ISO") (as defined and qualified under 422 of the internal Revenue Code of 1986, as amended (the: Code)) and School Specialty Inc., Stock Incentive Plan Nonqualified Stock Option Agreement ("NSO") in a total amount 75,000 shares of common stock of the Company (the "Option Shares"). The Option Shares shall be composed of the maximum amount of shares permitted to be issued under the terms of the ISO with the balance to be issued under the terms of the NSO. The strike price of these options shall be the closing price of common stock of the Company on the date the board approves said options.

          This section is dependent on Board approval.

4.   Covenants and Conditions.

     (a) Confidentiality Obligations. During the term of Employee's employment, Employee will not directly or indirectly use or disclose any Company Confidential Information or Trade Secret except in the interest and for the benefit of the Company. After the termination of Employee's employment with the company, Employee will not directly or indirectly use or disclose any Trade Secret Information unless such information ceases to be deemed a Trade Secret Information. For a period of 24 months following termination of Employee's employment with the Company, Employee will not directly or indirectly use or disclose any company Confidential Information, unless such information ceases to be deemed Confidential Information.

     (b)  Restriction on Competition.

          1) During Employment - During the term of his/her employment with the Company, Employee shall not directly or indirectly compete against the

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               Company, or divert or attempt to divert Customers' business from the Company.

          2) Following Employment - For 24 months following termination of his/her employment with the Company, Employee agrees not to directly or indirectly solicit or attempt to solicit any business from any Restricted Customer which, in any manner, competes with the services or products offered by the Company, or to divert or attempt to divert any restricted Customer's business from the Company.

     (c) Confidential Information. The term "Confidential Information" shall mean all non-Trade Secret or proprietary information including but not limited to new products, customer lists, pricing policies, employment records and policies, operational methods, marketing plans and strategies, product development techniques and plans, business acquisition plans, methods of manufacture, technical processes, designs inventions, research programs and results, and source code.

     (d) Exclusions. Notwithstanding the foregoing, the terms "Trade Secret Information," "Trade Secrets", and "Confidential Information" shall not include, and the obligations set forth in this Agreement shall not apply to, any information which: (i) can be demonstrated by Employee to have been known by him/her prior to his/her employment by the Company; (ii) is or becomes generally available to the public through no act or omission of Employee; (iii) is obtained by employee in good faith from a third party who discloses such information to Employee on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; or
          (iv) is independently developed by Employee outside the scope of his/her employment without use of Confidential Information or Trade Secrets.

     (e) Customer. The term "Customer" shall mean any individual or entity for whom the Company has provided services or made a proposal to perform services.

     (f) Restricted Customer. "Restricted Customer" shall mean any individual or entity for whom/which the company provided services and with whom/which the Employee has contacted on behalf of the company during the 18 months preceding termination of Employee's employment.

     (g) Cause. The term "Cause" means any act of dishonest, insubordination, violation of Company policy or conviction of a crime, the circumstances of which substantially relate to the employee's job.

     (h) Return of Records. Upon termination of employment, or upon request by the Company, Employee shall immediately return to the Company all documents, records and materials belonging to and/or relating to the Company (except personnel, wage and benefit materials relating solely to Employee), and copies of all such materials.

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     (i)  Non-Solicitation of Employees. During the term of Employee's employment with the Company and for two years thereafter, employee shall not directly or indirectly encourage any company employee to terminate his/her employment with the Company or solicit such an individual for employment outside the Company.

     (j)  Employee Disclosures and Acknowledgements.

          (a) Prior Obligations. All prior obligations (written and oral), such as confidentiality agreements or covenants restricting future employment or consulting, that Employee has entered into which restrict Employee's ability to perform the duties as an Employee for the Company are given to the Company.

          (b) Confidential Information of Others. Employee certifies that Employee has not, and will not, disclose or use during employee's time as an Employee to the Company, any confidential information which Employee acquired as a result of any previous employment or under a contractual obligation of confidentiality or secrecy before Employee became an employee of the Company.

          (c) Scope of Restrictions. By entering into this Agreement, Employee acknowledges the nature of the Company's business and the nature and scope of the restrictions set forth in this Agreement. Employee acknowledges and represents that the scope of the restrictions are appropriate, necessary and reasonable for the protection of the Company's business, goodwill, and property rights. Employee further acknowledges that the restrictions imposed will not prevent him/her from earning a living in the event of, and after, termination of his/her employment with the company.

          (d) Prospective Employers. Employee agrees, during the term of any restriction contained in this Agreement, to disclose this Agreement to any future prospective employer. Employee further agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions hereof known to, any such employer.

     (k) Entire Agreement; Amendment or Waiver. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and therein and all prior discussions, negotiations, agreements, correspondence and understandings, whether oral or written, between Employee and the Company with respect to the subject matter hereof are merged herein and superseded hereby. No provision of this Agreement may be amended or waived other than in writing by the party against whom enforcement of such amendment or waiver is sought.

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     (l)  Injunctive Relief. The parties agree that damages will be an inadequate remedy for breaches of this agreement and in addition to damages and any other available relief, a court shall be empowered to grant injunctive relief.

     (m) Headings. The headings of sections and paragraphs of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

     (n) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State in which the Employee regularly and primarily performs his/her work for the Company.

     (o) Severability. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. Nothing in this provision shall contemplate any blue penciling.

     (p) Terminable-At-Will. Nothing in this Agreement shall modify the right of either party to terminate the employment relationship with or without cause.

5. Death or Disability of the Employee. The Employee's employment shall terminate immediately upon his death. In the event the Employee becomes physically or mentally disabled so as to become unable, for a period of more than one hundred twenty (120) consecutive working days or for more than one hundred twenty (120) working days in the aggregate during any twelve (12) month period, to perform his duties hereunder on a substantially full-time basis, the Company may at its option terminate his employment upon not less than thirty (30) days written notice. The Company's right to terminate the Employee's employment pursuant to the preceding sentence shall cease in the event the notice of termination provided for therein shall not be given during the period of the Employee's disability or within ninety (90) days after such disability ceases.

6. Termination. The Company reserves the right to terminate the Employee's employment immediately under this agreement should any of the following occur:

     (a) With Cause. The Company has the right to terminate the Employee's employment immediately under this agreement without obligation for any wages beyond the date the notice of termination is provided should any of the follow occur:

          (i) The Employee's commission of a felony that is an act which in the opinion of the Board of Directors is either abhorrent to the community or is an intentional act which the Board of Directors considers materially damaging to the reputation of the company or its successors or assigns.

          (ii) The Employee's breach of or failure to perform his obligations in accordance with the terms and conditions of this agreement.

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          (iii) Any act of dishonesty or insubordination by the Employee

          (iv) The Employee's violation of any Company policy including but not limited to the Company's policy against unlawful harassment.

     (b) Without Cause. During the term of this Agreement should the Employee's employment with the Company be terminated without cause the Company shall pay to the Employee the Base Salary described in Section 3(a) for a period of twelve (12) months. Termination as described in sections 5 and 6 (a) of this agreement; or should employee resign or terminate his/her employment for any reason or for no reason, said employee shall receive no severance or salary beyond the employee's last day of employment.

7. Successors and Assigns. Rights and duties under this Agreement shall be and are binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, although this Agreement, and the right of the Employee to act as an Employee of the Company, is purely personal and not transferable.

8. Representations of the Employee. The Employee warrants and represents to the Company that as of the Effective Date, he/she is not subject to any employment, consulting or services agreement, or any restrictive covenants or agreements of any type which would conflict or prohibit the Employee from fully carrying out their duties as described under the terms of this agreement. Further the Employee warrants and represents to the Company that he/she has not and will not retain or use, for the benefit of the Company, any confidential information, records, trade secrets, or other property of a former employer. These warranties and representations shall remain in full force and effect beyond the term of the employment of the Employee with the Company.

9. Notice. All notices, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

          To the Company:     School Specialty, Inc.
                              W6316 Design Drive
                              P.O. Box 1579
                              Appleton WI 54913-1579
                              Attention: Mr. David Vander Zanden
                              Fax: 1-920-882-5863


          With a copy to:     Joseph F. Franzoi IV, Esq.
                              Franzoi & Franzoi, S.C.
                              514 Racine Street
                              Menasha, WI 54952
                              Fax: (920) 725-0998

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          To Employee:        Steven Christiansen
                              532 Emerson Street
                              Neenah, WI 54956

     Or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

10. Expenses. Each party hereto shall bear and pay all of their respective fees, expenses and disbursements of their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, and its enforcement.

11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

12. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Wisconsin, without regard to its conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                          COMPANY: School Specialty, Inc.

                                          /s/ Dave Vander Zanden
                                          ------------------------------
                                          Dave Vander Zanden,
                                          President & CEO


                                          EMPLOYEE:


                                          /s/ Stephen Christiansen
                                          ------------------------------
                                          Stephen Christiansen

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